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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 30th day of December, 2003, by and between Interactive Systems Worldwide Inc., a Delaware corporation (the "Corporation"), and Barry Mindes ("Employee").


                              W I T N E S S E T H:


         WHEREAS, the Employee is the founder of the Corporation;


         WHEREAS, the Corporation is in the business of developing, producing, marketing, licensing and servicing computerized sports wagering and related systems;


         WHEREAS, the Corporation desires to continue to employ Employee as its Chief Executive Officer and Chairman of the Board and Employee desires to continue to serve the Corporation in such capacities; and


         WHEREAS, the Corporation desires to provide certain benefits to the Employee upon termination of this Agreement, as herein provided.


         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions herein contained, the Corporation hereby employs Employee as its Chief Executive Officer and Chairman of the Board and Employee hereby agrees to serve the Corporation in such capacities.

         2. DUTIES.

            2.1 Employee agrees, during the "Term" (as hereinafter defined), to devote his full business attention to the business of the Corporation and to perform such duties of an executive and administrative nature as the Board of Directors of the Corporation, acting reasonably, shall assign or direct, consistent with his status and position as Chief Executive Officer and Chairman of the Board, including, without limitation, such duties as would typically be performed by persons holding similar positions in other companies.


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            2.2 Employee shall conduct himself at all times in a manner consistent with his position with the Corporation.

         3. TERM.

            3.1 The term of Employee's employment (the "Term") shall commence on the date hereof and shall terminate on December 31, 2005; provided that this Agreement shall be subject to earlier termination only (i) in the event of Employee's death; (ii) at the option of the Corporation, in the event of Employee's "disability" (as hereinafter defined) for 90 consecutive working days or an aggregate of 120 working days during any consecutive six month period during the Term; (iii) for cause; or (iv) as provided in Sections 3.3, 5.2 or 7.

            3.2 For the purpose of this Agreement, "disability" shall mean any injury or any physical or mental condition or illness which shall render Employee unable to perform his duties in accordance with this Agreement.

            3.3 Notwithstanding anything to the contrary herein provided, the Employee shall have the right to retire from his employment with the Corporation at any time during the Term by giving the Corporation not less than 60 days prior written notice. Upon the effective date of Employee's retirement, Employee shall be entitled to the benefits referred to in Article 6.



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         4. COMPENSATION AND BENEFITS. As compensation for all services to be rendered by Employee to the Corporation in all capacities, the Corporation shall pay to Employee during the Term a minimum of the following, payable in accordance with the standard payroll practice of the Corporation:

            4.1 The Employee shall receive a base salary of not less than $350,000 per annum.

            4.2 In addition, Employee shall be entitled to receive (a) such salary increases, bonuses or other incentive compensation as may be approved by the Board of Directors; (b) six weeks vacation during each year of the Term; (c) such health insurance as the Corporation may from time to time provide to all other executive employees; (d) such life insurance as the Corporation may provide to all other executive employees: (e) such other fringe benefits as the Corporation may provide to its employees; and (f) at the Corporation's expense, the use of a leased automobile plus all expenses of operating such automobile, including but not limited to insurance and maintenance costs. In addition to the foregoing, the Employee shall be permitted to utilize First Class air travel when travelling on business of the Corporation.

            4.3 Notwithstanding the provisions of Section 4.2, in lieu of participating in the health insurance program provided by the Corporation for the benefit of all of its employees, the Employee may elect to participate in other health insurance (and/or Medicare) and in such case the Corporation shall pay or reimburse the Employee, upon presentation of invoices therefor, for (a) any deductible or co-payments required to be paid by the Employee, (b) any health or hospitalization costs not reimbursed to the Employee by such other health insurance (and/or Medicare) and (c) the premiums for the Employee's existing life insurance policies in amount of $200,000; provided that the aggregate payment or reimbursement per annum to which the Employee shall be entitled for all of the foregoing benefits set forth in this Section 4.3 shall be $13,400.



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         5. REQUIRED RELOCATION.

            5.1 During the Term, the Corporation shall not require the Employee to relocate outside of the New York City/New Jersey metropolitan area (the "Area").

            5.2 In the event that prior to the end of the Term of this Agreement, the Corporation requires the Employee to relocate outside the Area and the Employee elects in his discretion, not to do so, the Employee may voluntarily terminate his employment with the Corporation and in such event the Corporation shall pay to the Employee (i) an amount equal to the aggregate base salary being paid to the Employee at the date of termination, from the date of such termination until the end of the Term which amount shall be payable in a lump sum on the date of such termination; (ii) continuation of all benefits described in Sections 4.2, 4.3 and 8 until the end of the Term; and (iii) the Severance Benefits described in Sections 6.1(a) and (b) and 6.2.

            5.3 Notwithstanding the foregoing, the Employee may be required to travel away from his home for reasonable periods of time in fulfillment of his responsibilities to the Corporation.



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         6. SEVERANCE BENEFITS.

            6.1 Upon expiration of the Term of this Agreement as provided in
Section 3.1, or earlier retirement of the Employee as provided in Section 3.3, or earlier termination as a result of the death or disability of the Employee, or as provided in Section 5.2, or as a result of a Change of Control, other than for cause, the Corporation shall pay to the Employee (or the Employee's personal representative if the Agreement is terminated as a result of the Employee's death), the following severance benefits (collectively the "Severance Benefits"):

            (a) An amount equal to the annual base salary being paid to the Employee at the date of expiration, retirement or termination, payable in a lump sum on the date of such expiration, retirement or termination; and

            (b) Continuation of the benefits provided in Section 4.2(c), (d) if applicable, (e) and (f), Section 4.3 and Section 8 for a period of one year after the date of such expiration, retirement or termination.

            6.2 In addition, the Corporation shall continue to provide the Employee with the benefits described in Section 4.2(f) for the remainder of the term of the lease of the leased automobile that was provided to the Employee on the date of termination of this Agreement.



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         7. CHANGE OF CONTROL.

            7.1 Notwithstanding any other provisions of this Agreement, in the event of a "Change of Control" (as hereafter defined) during the Term, the Employee shall be entitled, at his option, which option shall be exercised by giving not less than 60 days' prior written notice to the Corporation, to terminate this Agreement. Whether the Employee terminates this Agreement, or this Agreement is terminated by the Corporation, after a Change in Control, for any reason whatsoever other than termination of this Agreement by the Corporation for cause, the Employee shall be entitled to the following:

            (a) If the termination is during the Term, the Employee shall be entitled to be paid (i) an amount equal to the aggregate base salary being paid to the Employee at the date of termination, from the date of termination until the end of the Term which amount shall be payable in a lump sum on the date of such termination, and (ii) continuation of all of the benefits as provided in Sections 4.2, 4.3 and 8 until the end of the Term. In addition to the foregoing, the Employee shall be entitled to the Severance Benefits described in Section 6.1(a) and (b) and 6.2.

            (b) "Change of Control" shall mean, if any person, or any two or more persons acting a "group", (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all affiliates of such person or persons, who prior to such time "beneficially" owned (as defined in Rule 13d-3 under the Exchange Act) less than 50% of the then outstanding Common Stock or Preferred Stock of the Corporation, shall acquire additional shares of Common Stock or Preferred Stock of the Corporation in one or more transactions or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own 50% or more of the Common Stock outstanding or 50% or more of the voting power of the Corporation.



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         8. REIMBURSEMENT OF EXPENSES. The Corporation shall reimburse Employee for all reasonable business expenses paid or incurred by him on behalf of the Corporation, including, but not limited to, travel and entertainment expenses, that he shall incur during the Term in connection with the performance of his duties hereunder; provided that he submits, in a timely manner, receipts or other expense records in such detail as may be required by the Corporation.

         9. NO CONFLICTING COMMITMENTS. Employee represents and warrants that he has no commitments or obligations of any kind whatsoever inconsistent with this Agreement which would impair, infringe upon or limit his ability to enter into this Agreement or to perform the services required of him hereunder.

         10. PROPRIETARY INFORMATION; NON-COMPETITION.

            10.1 Prior to the execution of this Employment Agreement, Employee has signed a Proprietary Information Agreement the terms of which shall continue in full force and effect.

            10.2 During the Term of this Agreement and until one year following the termination, expiration, or nonrenewal of this Agreement, the Employee shall not in any way compete with the business of the Corporation. In furtherance thereof, during the period described in the preceding sentence, the Employee shall not become a stockholder, director, employee, consultant, agent or representative of any person, firm or entity whose business is competitive with the business of the Corporation; provided that the foregoing shall not preclude the Employee from owning less than 5% of the stock or other securities of any person, firm or entity whose business is competitive with the business of the Corporation.



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         11. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. During the Term and
for at least two years after (i) the end of the Term or (ii) earlier termination or expiration of the Agreement or retirement of the Employee, whichever of (i) or (ii) last occurs, the Company shall, at its sole cost and expense, procure for the benefit of the Employee, directors' and officers' liability in an amount of at least $5 million and with terms and conditions substantially similar to the terms of such insurance in effect on the date hereof.

         12. ENTIRE AGREEMENT. This Agreement embodies the entire understanding and agreement of the parties hereto in relation to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto. None of the terms and conditions of this Agreement may be changed, modified, waived or cancelled orally or otherwise except in a writing signed by both the parties hereto, specifying such change, modification, waiver or cancellation. A waiver at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or waiver of such terms and conditions of any preceding or succeeding breach thereof unless expressly so stated. The Employment Agreement dated as of March 11, 2000, as amended, is hereby terminated.

         13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.



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         14. GOVERNING LAW; FEES. This Agreement shall be governed by the internal laws of the State of New Jersey without regard to principles of conflicts of law. In the event of any litigation relating to the terms of this Agreement, the prevailing party shall be awarded all of its fees and expenses in pursuing or defending such litigation, including all reasonable attorney's fees and expenses.

         15. NOTICES. Any notice or other communication required or desired to be given shall be in writing and shall be sent by registered or certified mail return receipt requested or by express mail. Each such notice shall be deemed given at the time it is mailed in any post office maintained by the United States, postage pre-paid, to the following respective addresses, which either party may change as to such party upon ten (10) days' notice to the other.

To the Corporation:
Interactive Systems Worldwide Inc.
2 Andrews Drive, 2nd Fl
West Paterson, New Jersey 07424
Attn: President



                           With a copy to:

                           Richard M. Hoffman, Esq.
                           Friedman Kaplan Seiler & Adelman LLP
                           1633 Broadway
                           46th Fl
                           New York, NY  10019

                           To Employee:

                           Mr. Barry Mindes
                           32 Heights Road
                           Wayne, NJ 07470




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         16. EXTRAORDINARY RELIEF. Employee acknowledges and agrees that irreparable damage will result to the Corporation in the event of a breach of the Proprietary Information Agreement or Section 10 of this Agreement. Accordingly, Employee agrees that the Corporation shall be entitled to enforce its rights under said Proprietary Information Agreement and Section 10 of this Agreement, in the event of a breach or threatened breach thereof, in the court of equity, and shall be entitled to a decree of specific performance or appropriate injunctive relief. Such remedies shall be cumulative and not exclusive and shall be in addition to any other rights or remedies available to the Corporation.


         17. INVALIDITY. Any provision of this Agreement found to be prohibited by law shall be ineffective as written without invalidating the remainder of this Agreement and shall be deemed amended to the fullest extent allowable by applicable law to effectuate the purposes of said provision.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            INTERACTIVE SYSTEMS WORLDWIDE INC.



                                            By:  /s/ Bernard Albanese
                                                --------------------------------
                                                         President

                                            EMPLOYEE:


                                             /s/ Barry Mindes
                                            ------------------------------------
                                                         Barry Mindes

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